EXHIBIT 5.1

                                NASCHITZ BRANDES

                       NASCHITZ, BRANDES & CO. ADVOCATES
                     5 TUVAL STREET, TEL-AVIV 67897 ISRAEL
                    TEL. 972-3-623-5000 FAX: 972-3-623-6006

                        BRANCH OFFICE: 2 PAL-YAM AVENUE,
                CITY WINDOWS, OREN BUILDING, HAIFA 33095 ISRAEL
                    TEL: 972-4-864-4433 FAX: 972-4-864-4833

                                 WWW. NBLAW.COM


                            Tel-Aviv, June 29, 2004

Commtouch Software Ltd.
1A Hazoran Street
Poleg Industrial Park, P.O. Box 8511
Netanya 42504
Israel
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Ladies and Gentlemen:

         We refer to the registration statement on Form F-3 to be filed by Commtouch Software Ltd., an Israeli company (the "Company"), on or about June 29, 2004 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"). The Registration Statement relates to the offering by the selling securityholders, as described in the Registration Statement, of up to 23,363,879 Ordinary Shares, nominal value NIS
0.05 per share, of the Company (the "Shares").

         As special Israeli counsel to the Company in connection with the offering of the Shares pursuant to the Registration Statement, we have examined such corporate records and documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion.

         Upon the basis of such examination, we are of the opinion that the issuance of the Shares has been duly authorized by the Company's Board of Directors and shareholders.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement and elsewhere in the Registration Statement and Prospectus.

                                  Very truly yours,

                                  /s/ NASCHITZ, BRANDES & CO.
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                                  Naschitz, Brandes & Co.